UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

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EXPLANATORY NOTE

The purpose of this Schedule 14A is to file materials that will be used for investor presentations by Telephone and Data Systems, Inc. (“TDS”) on and after September 14, 2011, relating to the matters included in the definitive proxy statement filed with the Securities and Exchanges by TDS on August 31, 2011.

2

Benefits of Share Consolidation Amendment

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this presentation, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed with the SEC. 2

IMPORTANT INFORMATION: The foregoing information is not a solicitation of a proxy from any TDS shareholder. This is being done only pursuant to a definitive proxy statement. Additional information relating to the foregoing is included in TDS' proxy materials filed with the SEC and distributed to shareholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ SUCH MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders and other investors may access such materials without charge at the SEC's web site (www.sec.gov) and on the TDS web site (www.teldta.com) in the Investor Relations section on the SEC filings page. In addition, shareholders may obtain free copies of the proxy materials by contacting TDS’ proxy solicitor, MacKenzie Partners at (800) 322-2885. TDS and its executive officers and directors may be deemed to be participants in the solicitation of proxies from TDS shareholders on behalf of the TDS board of directors in connection with the foregoing. Information concerning such participants and their respective direct or indirect interests in TDS by security holdings or otherwise is included in TDS’ definitive proxy statement. 3

Additional Discussion on Rationale for 1-for-1 Ratio The Common Shares and Special Common Shares have substantially identical rights with respect to dividends, merger consideration, liquidation and voting rights in the election of directors (where they elect 4 of the 12 directors). The difference in voting for matters other than the election of directors is not significant because the holders of Series A Common Shares have voting control and the ability to retain this control indefinitely by authorizing and issuing Special Common Shares. As a result, the difference in voting rights is not significant and does not significantly affect value. Instead, the discount in the market price of the Special Common Shares prior to the announcement was primarily due to the lack of liquidity. Holders of Common Shares benefit from the transaction in numerous ways as described in the proxy statement. The economic equivalency and substantial voting equivalency of the two classes and similar precedent transactions support the fairness of the 1-for-1 ratio. The market price reaction of the Common Shares and Special Common Shares suggests strong likelihood of approval. 4

Inconsequential Change to Voting Rights Current Voting Rights Voting Rights Post Amendment For Election of Directors Common and Special Common vote together for 4 of 12 Directors Series A vote for 8 of 12 Directors No change to voting rights Common (including previous holders of Special Common) continue to vote together for 4 of 12 Directors For Matters other than Election of Directors Series A controls the vote Series A Common = 10 votes/share (56.7%) Common = 1 vote/share (43.3%) Special Common = 0 votes/share (0%) Common (including previous holders of Special Common) will vote together (43.3%) However, the Series A shareholders continue to control the vote (56.7%) In the Event of a Merger Common has a class vote for any merger requiring approval of TDS shareholders Common has a “protective” vote for approval of a transaction; i.e., Common shareholders can not force a transaction to happen without the approval of the Series A shareholders Special Common holders have no vote But, Special Common and Common receive the same consideration Common (including previous holders of Special Common) would have a class vote for any merger Common (including previous holders of Special Common) continue to receive the same consideration Common (including previous holders of Special Common) are holding the same security and have aligned incentives Authorization of More Shares Class vote required to authorize more Common Class vote not required to authorize more Special Common Authorization is determined by vote of all share classes combined; result is effectively driven by how the Series A class votes Common have a class vote to authorize more Common Protects Common (including previous holders of Special Common) from unwanted dilution Common (including previous holders of Special Common) are holding the same security and have aligned incentives Note: Analysis excludes Preferred Shares, for which no public market exists. All holders of outstanding Preferred Shares vote together with holders of Common Shares and Series A Common Shares, except in election of directors. In election of directors, all holders of outstanding Preferred Shares vote together with holders of Series A Common Shares.

Value of Vote Versus Value of Liquidity Source: FactSet; Company Filings. Data as of 08/05/11. Note: Stocks listed above include stocks that have multiple classes of common shares that are listed and actively trading on major U.S. exchanges and are included in a major index, and have ADTV exceeding approximately 10,000 shares over the last year for both classes. (1) Refers to John Malone ownership who controls the “super vote” class. Advance / Newhouse has 26% total voting control through its ownership of 100% of the Series A preferred stock. (2) Class B stock has one vote per share, similar to Common. However, three insiders hold 96% of the class and effectively control the vote. (3) Voting rights shown is not representative of rights in electing board members. Despite having no vote (or low vote) stock, shareholders value liquidity Two Share Classes Examples where high vote stock is less liquid, not included in an index, and trades at a discount to the more liquid low vote stock The below companies each have a third class with “super” voting rights that is held by a controlling shareholder For each of these companies, the low vote stock is less liquid, is not indexed, and trades at a discount Vote is controlled, or effectively controlled, by the owner of the non-traded third class of stock Trading dynamics are likely determined by liquidity rather than vote as the value of voting rights is less significant Multiple Share Classes with a Third “Super Vote” Share Class Examples where low vote stock is non-indexed, has less liquidity, and trades at a discount to high vote (1) Class B (high vote) shareholders may only receive cash dividends up to 90% of the amount paid to Common (low vote) shareholders. Class B shareholders are also subject to transfer restrictions. (2) Class A (low vote) shareholders have preferential liquidation and dividend rights. Index Reference Non-Index Stock Implied % Vote of Voting Stock ADTV S/O Voting Stock ADTV S/O Liquidity Non-Indexed Company Largest Shareholder Ticker Rights Price (mm) (mm) Ticker Rights Price (mm) (mm) Delta Stock Discount Lennar Corp (1) 46% total vote LEN 1.0 15.43 4.40 156 LEN.B 10.0 12.04 0.03 31 155.8x (22.0%) Brown-Forman Corp 67% total vote BF.B 0.0 69.29 0.27 88 BF.A 1.0 67.05 0.01 56 36.0 (3.2) Greif Inc (2) 25% total vote GEF 0.0 53.65 0.14 25 GEF.B 1.0 52.41 0.01 22 18.5 (2.3) Index Reference Non-Index Stock Implied % Vote of Voting Stock ADTV S/O Voting Stock ADTV S/O Liquidity Non-Indexed Company Largest Shareholder Ticker Rights Price (mm) (mm) Ticker Rights Price (mm) (mm) Delta Stock Discount Comcast Corp 33% total vote, 100% of "Super" class CMCSA 0.1 $21.88 18.42 2,090 CMCSK 0.0 $21.23 4.83 650 3.8x (3.0%) Discovery Communications (1) 23% total vote, 93% "Super" class DISCA 1.0 37.24 1.75 141 DISCK 0.0 33.84 0.72 126 2.4 (9.1) Molex Inc (2) 66% total vote, 96% "Super" class MOLX 1.0 20.18 1.02 96 MOLXA 0.0 17.12 0.22 80 4.7 (15.2) TDS (3) 54% total vote, 95% "Super" class TDS 1.0 25.47 0.30 50 TDS.S 0.0 22.47 0.07 47 4.1 (11.8)

Benefits accrue to holders of Common Shares Benefit from enhanced liquidity of newly-consolidated Common Shares Gain right for a class vote to authorize additional publicly-traded shares Although holders of Common Shares have a class vote to authorize more Common Shares, currently holders of Series A Common Shares have the voting power to authorize an unlimited amount of Special Common Shares without any class votes By eliminating Special Common Shares, additional shares of publicly-traded common stock could not be authorized without a class vote of the public shareholders This gives public shareholders a class voting right to disapprove the authorization of additional publicly-traded shares that they currently do not have. 7

Trading Volume Increased in Precedent Transactions

Trading Volume In Shares (000s)

- As outlined in the proxy, in the precedent transactions that Citi analyzed, the average daily trading volume for the reclassified shares following the reclassification transaction increased to levels (i) at or exceeding the high-vote volume in seven of the eight primary precedent transactions and (ii) exceeding the aggregate trading volume of the high-vote and low-votes shares prior to such transaction in six out of the eight primary precedent transactions
- Profiled below are the two precedent transactions from the preceding page

	Pilgrim's Pride	J.M. Smuckers Company
1. ADTV (90 Days Prior to Announcement)		
High Vote	98	18 [2]
Low Vote	25	25 [2]
2. ADTV (90 Days Following Close)	213	62 [3]
3. ADTV (1 year Following Close)	304	39 [3]
4. ADTV (2 years Following Close)	468 [1]	113 [3][4]

Source: Company Filings; Factset.

(1) Includes 25.4 million shares issued to ConAgra related to acquisition of Chicken Division.

(2) For the 12 months preceding announcement, ADTV was ~19k for the High Vote Class and ~17k for the Low Vote class.

(3) A repurchase program reduced the float at closing by approximately 20% (so pre-announcement volumes are not directly comparable to post-announcement volumes).

(4) Includes shares issued in the acquisition of P&G's Jif and Crisco businesses (which were subsequently sold to the public).

Academic Studies confirm that share combinations improve stock trading liquidity 9 “No More Share Classes: A Study of U.S. Dual Class Stock Unifications,” 2008, by Jason Howell (Terry College of Business, University of Georgia) “The results of the liquidity analysis show firms who unify their dual share classes significantly increase the liquidity of their stock and confirms why companies commonly use liquidity as an explanation when moving to a single class of stock.” [Section 4.2, page 14] “Timing and Wealth Effects of German Dual Class Stock Unifications,” 2007, European Financial Management, by Ingolf Dittmann (Erasmus University Rotterdam) and Niels Ulbricht (University of Mannheim) “We find that the firm value increases significantly by an average of 4% on the announcement day. A significant part of the variation in abnormal returns can be explained by the ownership structure and by changes in liquidity.” [Abstract] “Simplification of Equity Capital Structure and Market Value,” 2002, Swiss Society for Financial Market Research, by Roger M. Kunz (Wirtschaftswissenschaftliches Zentrum der Universitat Basel and Credit Suisse Economic Research & Consulting) “The analysis of the change in bid-ask spreads has shown that simplifying equity capital structure generally results in improved liquidity. [Section 4.1, page 38]

1-for-1 ratio is fair Both share classes have equivalent economics: Equal dividend rights Equal merger consideration right Equal liquidation rights Consistent with similar transactions: Pilgrim's Pride J.M. Smuckers Company 10

Comparable Transactions Have Been Executed at 1:1 Ratios

Considerations	Pilgrim's Pride	J.M. Smuckers Company	TDS	Commentary
Announcement Date	08/22/03 (1)	05/16/00	08/08/11	
Vote Date	11/20/03	08/15/00	10/06/11	
Exchange	NYSE	NYSE	NYSE	• High Vote is the index security • High Vote is more liquid
Indexed Security	High Vote – Russell 2000	High Vote – S&P 400 (Mid Cap)	High Vote (Common) – S&P 400, Russell 1000, Russell 3000	
High Vote Volume / Low Vote Volume (2)	4.58x	1.15x	5.08x	
Control / Large S/H / Class				• Large shareholders do not give up significant voting control
1. Before	~62% of each class	40% - 51% of the vote and 22% - 25% of each class	56.7% (Series A)	
2. After	~62%	41% - 45% of the vote and 24% economics (3)	56.7% (Series A)	
Class Votes	Yes (vote assured by family)	2/3 of each class (~57% of non-family shares)	Yes	
Trading Premium (Hi / Low Vote):				
1. 3 Month	34.8%	19.6%	14.8%	• High Vote trades at significant premium
2. 30 Day	32.1%	20.4%	15.0%	
3. Day Before Announcement	30.2%	17.1%	13.4%	
4. Day of Announcement (4)	3.0%	4.9%	2.5%	• Premium collapses after announcement
5. Day Before Vote	(1.1%)	1.0%	N/A	• Stocks converge prior to vote
Exchange Ratio	1:1	1:1	1:1	• One-for-one exchange ratios
ISS Recommendation	For	For	N/A	
Shareholder Voting %	86.9% (5)	97.4% (6)	N/A	

Source: Company Filings; Factset.

(1) Announcement made on prior day after market close.

(2) 30 day average ending the day before announcement.

(3) Assuming that members of the Smucker family and other directors and executive officers retain their shares for and after the expiration of the four-year holding period (thereby increasing the voting power of those shares to ten votes per share), and all other holders of new common shares other than members of the Smucker family transfer beneficial ownership of their new common shares prior to the fourth-anniversary to non-affiliated persons, the Smucker family plus other directors and executive officers could control 80% of the total voting power.

(4) Measured after impact of transaction announcement.

(5) Based on voting power.

(6) Received 62.7 million votes in favor. 14.3 mm Class A and 14.1 mm Class B shares outstanding. Class B receives 1 vote / share. Class A Shareholders who held shares for greater than 4 years received 10 votes / share, otherwise received one vote per share. Calculation represents (Votes For) / (Votes For + Votes Against + Abstentions + Broker Non Votes).

TDS

Market Reaction Suggests Strong Likelihood of Approval TDS $23.25 TDS.S $23.12 Daily TDS and TDS.S Stock Prices Since 8/03/11 Since the initial convergence, both classes have moved together (11.9%) (2.5%) (1.1%) (1.4%) (0.7%) (1.3%) (1.0%) (0.9%) (0.8%) (0.6%) % Discount of TDS.S $20.00 $22.00 $24.00 $26.00 $28.00 8/3/11 8/8/11 8/11/11 8/16/11 8/19/11 8/24/11 8/29/11 9/1/11 9/6/11 9/9/11 Current Level Price Change Since One Day Prior to Announcement SP 500 S&P 400 DJIA S&P 500 Telecom DJIA Telecom TDS Common TDS Special Blend U.S. Celluar 1,154 823 10,992 119 1,020 23.25 23.12 23.19 40.24 (3.8%) (2.5) (4.0) (2.1) (2.3) (8.7%) 2.9 (3.8) 1.4